Exhibit 99.1
Rapid7 Announces First Quarter 2023 Financial Results

•Annualized recurring revenue (“ARR”) of $728 million, an increase of 16% year-over-year
•Total revenue of $183 million, up 16% year-over-year; Products revenue of $174 million, up 17% year-over-year
•GAAP operating loss of $24 million; Non-GAAP operating income of $11 million
•Surpassed 11,000 customers globally while growing total ARR per customer by 9% year-over-year
Boston, MA – May 9, 2023 – Rapid7, Inc. (Nasdaq: RPD), a leader in cloud risk and threat detection, today announced its financial results for the first quarter of 2023.
“Rapid7 started the year with strong momentum as we work to deliver customers a comprehensive security operations platform at the most compelling economic value. The faster than expected traction from our Threat Complete and Cloud Risk Complete consolidated offerings, which made up over 20% of our new business during the first quarter, supported steady customer demand for our Insight Platform, driving 16% year-over-year growth in ARR to $728 million”, said Corey Thomas, Chairman and CEO of Rapid7.
“As we continue to focus on delivering better security outcomes to our customers, we are doing so with an intentional focus on ramping our efficiency, which is evident in our strong first quarter profitability and modest increase to our full-year Non-GAAP operating income target. Looking forward, we remain on track to achieve our full-year growth objectives as we manage the business for long-term profitable growth.”
First Quarter 2023 Financial Results and Other Metrics

	Three Months Ended March 31,
	2023	2022	% Change
	(dollars in thousands)
Annualized recurring revenue	$727,853	$627,122	16%
Number of customers	11,034	10,407	6%
ARR per customer	$66.0	$60.3	9%
rapid7.com

	Three Months Ended March 31,
	2023	2022	% Change
	(in thousands, except per share data)
Products revenue	$173,772	$149,025	17%
Professional services revenue	9,402	8,359	12%
Total revenue	$183,174	$157,384	16%

North America revenue	$143,880	$124,934	15%
Rest of world revenue	39,294	32,450	21%
Total revenue	$183,174	$157,384	16%

GAAP gross profit	$127,175	$106,095
GAAP gross margin	69%	67%
Non-GAAP gross profit	$134,387	$113,029
Non-GAAP gross margin	73%	72%

GAAP loss from operations	$(23,965)	$(40,379)
GAAP operating margin	(13)%	(26)%
Non-GAAP income from operations	$10,993	$(5,619)
Non-GAAP operating margin	6%	(4%)

GAAP net loss	$(25,915)	$(44,999)
GAAP net loss per share, basic and diluted	$(0.43)	$(0.78)
Non-GAAP net income (loss)	$10,037	$(9,260)
Non-GAAP net income (loss) per share:
Basic	$0.17	$(0.16)
Diluted	$0.16	$(0.16)

Adjusted EBITDA	$16,821	$(1,173)

Net cash provided by operating activities	$5,842	$10,403
Free cash flow	$(1,219)	$3,828
For additional details on the reconciliation of non-GAAP measures and certain other business metrics to their nearest comparable GAAP measures, please refer to the accompanying financial data tables included in this press release.
Recent Business Highlights

•In February, Rapid7 announced a partnership with University of South Florida (“USF”) to create a cyber threat intelligence laboratory. Funded by a $1.5 million investment from The Rapid7 Cybersecurity Foundation, this joint endeavor will catalyze new collaborative research efforts in cyber threat detection and support an inclusive approach to diverse talent development in cybersecurity.
•In February, Rapid7 announced the release of its 2022 Vulnerability Intelligence Report examining the 50 most notable security vulnerabilities and high-impact Cyber Attacks in 2022.
•In March, Rapid7 acquired Minerva Labs, Ltd. in order to extend its leading managed threat detection capabilities with the ability to orchestrate advanced ransomware prevention. These new capabilities will seamlessly extend Rapid7's managed detection and response across cloud resources, traditional infrastructure, and existing endpoint protection infrastructure, enabling customers to further consolidate their security investments.

rapid7.com

Second Quarter and Full-Year 2023 Guidance

Rapid7 anticipates annualized recurring revenue, revenue, non-GAAP income from operations, non-GAAP net income per share and free cash flow to be in the following ranges:

	Second Quarter 2023			Full-Year 2023
	(in millions, except per share data)
Annualized recurring revenue				$815	to	$825
Year-over-year growth				14%	to	16%
Revenue	$187	to	$189	$773	to	$779
Year-over-year growth	12%	to	13%	13%	to	14%
Non-GAAP income from operations	$7	to	$9	$59	to	$63
Non-GAAP net income per share	$0.09	to	$0.12	$0.83	to	$0.89
Weighted average shares outstanding	67.4			67.6
Free cash flow				Approximately $80
The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. Guidance for the second quarter and full-year 2023 does not include any potential impact of foreign exchange gains or losses. The guidance provided above is based on a number of assumptions, estimates and expectations as of the date of this press release and, while presented with numerical specificity, this guidance is inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Rapid7's control and are based upon specific assumptions with respect to future business decisions or economic conditions, some of which may change. Rapid7 undertakes no obligation to update guidance after this date.
Non-GAAP guidance excludes estimates for stock-based compensation expense, amortization of acquired intangible assets, amortization of debt issuance costs, and certain other items. Rapid7 has provided a reconciliation of each non-GAAP guidance measure to the most comparable GAAP measures in the financial statement tables included in this press release. The reconciliation does not reflect any items that are unknown at this time, such as non-ordinary course litigation-related expenses, which we are not able to predict without unreasonable effort due to their inherent uncertainty.
Conference Call and Webcast Information
Rapid7 will host a conference call today, May 9, 2023, to discuss its results at 4:30 p.m. Eastern Time. The call will be accessible by telephone at 888-330-2384 (domestic) or +1 240-789-2701 (international) with the event code 8484206. The call will also be available live via webcast on Rapid7's website at https://investors.rapid7.com. A webcast replay of the conference call will be available at https://investors.rapid7.com.
About Rapid7
Rapid7 (Nasdaq: RPD) is on a mission to create a safer digital world by making cybersecurity simpler and more accessible. We empower security professionals to manage a modern attack surface through our best-in-class technology, leading-edge research, and broad, strategic expertise. Rapid7’s comprehensive security solutions help more than 11,000 global customers unite cloud risk management and threat detection to reduce attack surfaces and eliminate threats with speed and precision. For more information, visit our website, check out our blog, or follow us on LinkedIn or Twitter.
Non-GAAP Financial Measures and Other Metrics
To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we provide investors with certain non-GAAP financial measures and other metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We also use certain non-GAAP financial measures as performance measures under our executive bonus plan. We believe that these non-GAAP financial measures and other metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
While our non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, you should review the reconciliation of our non-GAAP financial
rapid7.com

measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate our business.
Non-GAAP Financial Measures
We disclose the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, adjusted EBITDA and free cash flow. We also disclose non-GAAP gross margin and non-GAAP operating margin derived from these financial measures.
We define non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share as the respective GAAP balances excluding the effect of stock-based compensation expense, amortization of acquired intangible assets, amortization of debt issuance costs and certain other items such as acquisition-related expenses and litigation-related expenses. Non-GAAP net income (loss) per basic and diluted share is calculated as non-GAAP net income (loss) divided by the weighted average shares used to compute net income (loss) per share, with the number of weighted average shares decreased, when applicable, to reflect the anti-dilutive impact of the capped call transactions entered into in connection with our convertible senior notes.
We believe these non-GAAP financial measures are useful to investors in assessing our operating performance due to the following factors:
Stock-based compensation expense. We exclude stock-based compensation expense because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our non-cash expense. We believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between our operating results from period to period.
Amortization of acquired intangible assets. We believe that excluding the impact of amortization of acquired intangible assets allows for more meaningful comparisons between operating results from period to period as the intangible assets are valued at the time of acquisition and are amortized over several years after the acquisition.
Amortization of debt issuance costs. The expense for the amortization of debt issuance costs related to our convertible senior notes and revolving credit facility is a non-cash item, and we believe the exclusion of this interest expense provides a more useful comparison of our operational performance in different periods.
Litigation-related expenses. We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including legal costs and settlement fees resulting from maintaining and enforcing our intellectual property portfolio and license agreements.
Acquisition-related expenses. We exclude acquisition-related expenses as costs that are unrelated to the current operations and neither are comparable to the prior period nor predictive of future results.
Anti-dilutive impact of capped call transaction. Our capped calls transactions are intended to offset potential dilution from the conversion features in our convertible senior notes. Although we cannot reflect the anti-dilutive impact of the capped call transactions under GAAP, we do reflect the anti-dilutive impact of the capped call transactions in non-GAAP net income (loss) per diluted share, when applicable, to provide investors with useful information in evaluating our financial performance on a per share basis.
Adjusted EBITDA (non-GAAP). Adjusted EBITDA is a non-GAAP measure that we define as net loss before (1) interest income, (2) interest expense, (3) other income (expense), net, (4) (benefit from) provision for income taxes, (5) depreciation expense, (6) amortization of intangible assets, (7) stock-based compensation expense, (8) acquisition-related expenses and (9) litigation-related expenses. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods.
Free Cash Flow. Free cash flow is a non-GAAP measure that we define as cash provided by operating activities less purchases of property and equipment and capitalization of internal-use software costs.
Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact upon our reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in our business and an important part of the compensation provided to our employees.
rapid7.com

Other Metrics
Annualized Recurring Revenue (“ARR”). ARR is defined as the annual value of all recurring revenue related contracts in place at the end of the period. ARR should be viewed independently of revenue and deferred revenue as ARR is an operating metric and is not intended to be combined with or replace these items. ARR is not a forecast of future revenue and can be impacted by contract start and end dates and renewal rates, and does not include revenue reported as perpetual license or professional services revenue in our consolidated statement of operations.
Number of Customers. We define a customer as any entity that has an active Rapid7 recurring revenue contract as of the specified measurement date, excluding InsightOps and Logentries only customers with a contract value less than $2,400 per year.
ARR per Customer. We define ARR per customer as ARR divided by the number of customers at the end of the period.
Cautionary Language Concerning Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the statements regarding our financial guidance for the second quarter and full-year 2023, the assumptions underlying such guidance, including the timing of global economic recovery, market opportunities, future growth and operating leverage, and the ability of our solutions to drive profitable, sustainable growth. Our use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. The events described in our forward-looking statements are subject to a number of risks and uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. Risks that could cause or contribute to such differences include, but are not limited to, growing macroeconomic uncertainty, unstable market and economic conditions, fluctuations in our quarterly results, failure to meet our publicly announced guidance or other expectations about our business, our ability to sustain our revenue growth rate, the ability of our products and professional services to correctly detect vulnerabilities, renewal of our customer's subscriptions, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our sales cycles, our ability to integrate acquired companies, and our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2023 and in the subsequent reports that we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those expressed in any forward-looking statements we may make. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

###
Investor contact:
Sunil Shah
Vice President, Investor Relations
investors@rapid7.com
(617) 865-4277
Press contact:
Caitlin O'Connor
Senior Public Relations Manager
press@rapid7.com
(857) 990-4240

rapid7.com

RAPID7, INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$205,757	$207,287
Short-term investments	56,483	84,162
Accounts receivable, net	116,683	152,045
Deferred contract acquisition and fulfillment costs, current portion	36,171	34,906
Prepaid expenses and other current assets	39,527	31,907
Total current assets	454,621	510,307
Long-term investments	7,343	9,756
Property and equipment, net	56,638	57,891
Operating lease right-of-use assets	77,420	79,342
Deferred contract acquisition and fulfillment costs, non-current portion	69,144	68,169
Goodwill	538,037	515,631
Intangible assets, net	111,432	101,269
Other assets	14,824	16,626
Total assets	$1,329,459	$1,358,991
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$8,475	$10,255
Accrued expenses	57,545	80,306
Operating lease liabilities, current portion	12,853	12,444
Deferred revenue, current portion	413,992	426,599
Other current liabilities	809	1,663
Total current liabilities	493,674	531,267
Convertible senior notes, non-current portion, net	816,894	815,948
Operating lease liabilities, non-current portion	84,114	85,946
Deferred revenue, non-current portion	31,585	31,040
Other long-term liabilities	13,364	14,864
Total liabilities	1,439,631	1,479,065
Stockholders’ deficit:
Common stock	603	597
Treasury stock	(4,765)	(4,764)
Additional paid-in-capital	780,850	746,249
Accumulated other comprehensive loss	(200)	(1,411)
Accumulated deficit	(886,660)	(860,745)
Total stockholders’ deficit	(110,172)	(120,074)
Total liabilities and stockholders’ deficit	$1,329,459	$1,358,991

RAPID7, INC.
Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Revenue:
Products	$173,772	$149,025
Professional services	9,402	8,359
Total revenue	183,174	157,384
Cost of revenue:
Products	48,188	43,472
Professional services	7,811	7,817
Total cost of revenue	55,999	51,289
Total gross profit	127,175	106,095
Operating expenses:
Research and development	46,346	49,812
Sales and marketing	80,587	75,146
General and administrative	24,207	21,516
Total operating expenses	151,140	146,474
Loss from operations	(23,965)	(40,379)
Other income (expense), net:
Interest income	1,668	112
Interest expense	(2,717)	(2,693)
Other income (expense), net	(307)	(603)
Loss before income taxes	(25,321)	(43,563)
Provision for income taxes	594	1,436
Net loss	$(25,915)	$(44,999)
Net loss per share, basic and diluted	$(0.43)	$(0.78)
Weighted-average common shares outstanding, basic and diluted	59,888,119	57,724,821

RAPID7, INC.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(25,915)	$(44,999)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	11,050	10,169
Amortization of debt issuance costs	994	979
Stock-based compensation expense	29,373	28,922
Other	995	526
Change in operating assets and liabilities:
Accounts receivable	35,805	36,327
Deferred contract acquisition and fulfillment costs	(2,240)	(2,939)
Prepaid expenses and other assets	(5,567)	(6,556)
Accounts payable	(2,744)	8,673
Accrued expenses	(23,951)	(24,048)
Deferred revenue	(12,062)	3,830
Other liabilities	104	(481)
Net cash provided by operating activities	5,842	10,403
Cash flows from investing activities:
Business acquisition, net of cash acquired	(34,033)	—
Purchases of property and equipment	(2,285)	(3,053)
Capitalization of internal-use software costs	(4,776)	(3,522)
Purchases of investments	(4,883)	(32,136)
Sales/maturities of investments	35,800	2,800
Net cash used in investing activities	(10,177)	(35,911)
Cash flows from financing activities:
Payments related to business acquisitions	(2,250)	—
Taxes paid related to net share settlement of equity awards	(1,267)	(3,461)
Proceeds from employee stock purchase plan	6,174	5,710
Proceeds from stock option exercises	181	959
Net cash provided by financing activities	2,838	3,208
Effects of exchange rates on cash, cash equivalents and restricted cash	(33)	(800)
Net decrease in cash, cash equivalents and restricted cash	(1,530)	(23,100)
Cash, cash equivalents and restricted cash, beginning of period	207,804	165,017
Cash, cash equivalents and restricted cash, end of period	$206,274	$141,917

RAPID7, INC.
GAAP to Non-GAAP Reconciliation (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
GAAP gross profit	$127,175	$106,095
Add: Stock-based compensation expense[1]	2,837	2,090
Add: Amortization of acquired intangible assets[2]	4,375	4,844
Non-GAAP gross profit	$134,387	$113,029
Non-GAAP gross margin	73.4%	71.8%

GAAP gross profit - Products	$125,584	$105,553
Add: Stock-based compensation expense	2,123	1,495
Add: Amortization of acquired intangible assets	4,375	4,844
Non-GAAP gross profit - Products	$132,082	$111,892
Non-GAAP gross margin - Products	76.0%	75.1%

GAAP gross profit - Professional services	$1,591	$542
Add: Stock-based compensation expense	714	595
Non-GAAP gross profit - Professional services	$2,305	$1,137
Non-GAAP gross margin - Professional services	24.5%	13.6%

GAAP loss from operations	$(23,965)	$(40,379)
Add: Stock-based compensation expense[1]	29,373	28,922
Add: Amortization of acquired intangible assets[2]	5,222	5,723
Add: Acquisition-related expenses[3]	363	—
Add: Litigation-related expenses[4]	—	115
Non-GAAP income from operations	$10,993	$(5,619)

GAAP net loss	$(25,915)	$(44,999)
Add: Stock-based compensation expense[1]	29,373	28,922
Add: Amortization of acquired intangible assets[2]	5,222	5,723
Add: Acquisition-related expenses[3]	363	—
Add: Litigation-related expenses[4]	—	115
Add: Amortization of debt issuance costs	994	979
Non-GAAP net income (loss)	$10,037	$(9,260)
Add: Interest expense of convertible senior notes[5]	375	—
Numerator for non-GAAP earnings per share calculation	$10,412	$(9,260)

Weighted average shares used in GAAP earnings per share calculation, basic and diluted	59,888,119	57,724,821
Dilutive effect of convertible senior notes[5]	5,803,831	—
Dilutive effect of employee equity incentive plans[6]	708,176	—
Weighted average shares used in non-GAAP earnings per share calculation, diluted	66,400,126	57,724,821

Non-GAAP net income (loss) per share:
Basic	$0.17	$(0.16)

Diluted	$0.16	$(0.16)

[1] Includes stock-based compensation expense as follows:
Cost of revenue	$2,837	$2,090
Research and development	10,505	13,024
Sales and marketing	7,843	6,774
General and administrative	8,188	7,034

[2] Includes amortization of acquired intangible assets as follows:
Cost of revenue	$4,375	$4,844
Sales and marketing	652	684
General and administrative	195	195

[3] Includes acquisition-related expenses as follows:
General and administrative	$363	$—

[4] Includes litigation-related expenses as follows:
General and administrative	$—	$115

5 We use the if-converted method to compute diluted earnings per share with respect to our convertible senior notes. There was no add-back of interest expense or additional dilutive shares related to the convertible senior notes where the effect was anti-dilutive. On an if-converted basis, for the three months ended March 31, 2023, the 2027 convertible senior notes were dilutive and the 2025 convertible senior notes were anti-dilutive.

6 We use the treasury method to compute the dilutive effect of employee equity incentive plan awards.

RAPID7, INC.
Reconciliation of Net Loss to Adjusted EBITDA (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2023	2022
GAAP net loss	$(25,915)	$(44,999)
Interest income	(1,668)	(112)
Interest expense	2,717	2,693
Other (income) expense, net	307	603
Provision for income taxes	594	1,436
Depreciation expense	3,837	3,303
Amortization of intangible assets	7,213	6,866
Stock-based compensation expense	29,373	28,922
Acquisition-related expenses	363	—
Litigation-related expenses	—	115
Adjusted EBITDA	$16,821	$(1,173)

RAPID7, INC.
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2023	2022
Net cash provided by operating activities	$5,842	$10,403
Less: Purchases of property and equipment	(2,285)	(3,053)
Less: Capitalized internal-use software costs	(4,776)	(3,522)
Free cash flow	$(1,219)	$3,828

Second Quarter and Full-Year 2023 Guidance
GAAP to Non-GAAP Reconciliation
(in millions, except per share data)

	Second Quarter 2023			Full-Year 2023
Reconciliation of GAAP loss from operations to non-GAAP income from operations:
Anticipated GAAP loss from operations	$(32)	to	$(30)	$(92)	to	$(88)
Add: Anticipated stock-based compensation expense	33	to	33	130	to	130
Add: Anticipated amortization of acquired intangible assets	6	to	6	21	to	21
Anticipated non-GAAP income from operations	$7		$9	$59		$63

Reconciliation of GAAP net loss to non-GAAP net income:
Anticipated GAAP net loss	$(34)	to	$(32)	$(101)	to	$(97)
Add: Anticipated stock-based compensation expense	33	to	33	130	to	130
Add: Anticipated amortization of acquired intangible assets	6	to	6	21	to	21
Add: Anticipated amortization of debt issuance costs	1	to	1	4	to	4
Anticipated non-GAAP net income	$6		$8	$54		$58

Anticipated GAAP net loss per share, basic and diluted	$(0.56)		$(0.53)	$(1.66)		$(1.60)
Anticipated non-GAAP net income per share, diluted	$0.09		$0.12	$0.83		$0.89

Weighted average shares used in GAAP earnings per share calculation, basic and diluted	60.6			60.8

Weighted average shares used in non-GAAP earnings per share calculation, diluted	67.4			67.6
The reconciliation does not reflect any items that are unknown at this time, such as non-ordinary course litigation-related expenses, which we are not able to predict without unreasonable effort due to their inherent uncertainty. As a result, the estimates shown for Anticipated GAAP loss from operations, Anticipated GAAP net loss and Anticipated GAAP net loss per share are expected to change.

Full-Year 2023
Reconciliation of net cash provided by operating activities to free cash flow:
Anticipated net cash provided by operating activities	$105
Anticipated purchases of property and equipment	(7)
Anticipated capitalized internal-use software costs	(18)
Anticipated free cash flow	$80